                                                                 EXHIBIT 5(a)(i)


                           THE TARGET PORTFOLIO TRUST

                        Amendment to Management Agreement


         Agreement, made this   th day of April, 1994 between The Target
Portfolio Trust, a Delaware business trust (the Trust), and Prudential Mutual Fund Management, Inc., a Delaware corporation (the Manager).

                               W I T N E S S E T H

         WHEREAS, the parties hereto have entered into a Management Agreement, dated November 9, 1992, pursuant to which the Manager acts as manager to the Trust; and

         WHEREAS, the parties hereto wish to amend the Management Agreement to provide for the addition of a new portfolio, the International Bond Portfolio, for which the Manager will serve as manager.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Paragraph 8 of the Management Agreement is hereby amended to add to following portfolio to those portfolios listed therein:

                                                   Rate as a percentage of
Name of Portfolio                                  average daily net assets
-----------------                                  ------------------------
International Bond Portfolio                                .50 of 1%

         Except as otherwise provided herein, the Management Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       THE TARGET PORTFOLIO TRUST

                                       By________________________________
                                                Lawrence C. McQuade
                                                President

                                       PRUDENTIAL MUTUAL FUND
                                       MANAGEMENT, INC.

                                       By________________________________
                                                Robert F. Gunia
                                                Executive Vice President